CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form 10-KSB of USA Digital, Inc. our report for the period from July 9, 1998(inception) to March 31, 1999 dated July 15, 1999 relating to the financial statements of USA Digital, Inc. which appear in such Form 10-KSB.






                                                WEINBERG & COMPANY, P.A.
                                                Certified Public Accountants


Boca Raton, Florida
September 13, 1999